EXHIBIT 21



SUBSIDIARIES OF LIZ CLAIBORNE, INC.

  Claiborne Limited                                            Hong Kong
  Cleo Acquisition                                             Delaware
  DB Newco Corp.                                               Delaware
  L.C. Augusta, Inc.                                           Delaware
  L.C. Caribbean Holdings, Inc.                                Delaware
  L.C. Dyeing, Inc.                                            Delaware
  L.C. Libra, LLC                                              Delaware
  L.C. Licensing, Inc.                                         Delaware
  L.C. Service Company, Inc.                                   Delaware
  L.C. Special Markets, Inc.                                   Delaware
  L.C.I.K.F.T.                                                 Hungary
  L.C.K.C., LLC                                                Delaware
  LC/QL Investments, Inc.                                      Delaware
  LCI Acquisition U.S., Inc.                                   Delaware
  LCI Holdings, Inc.                                           Delaware
  LCI Investments, Inc.                                        Delaware
  LCI Laundry, Inc.                                            California
  Liz Claiborne 1 B.V.                                         Netherlands
  Liz Claiborne 2 B.V.                                         Netherlands
  Liz Claiborne Accessories, Inc.                              Delaware
  Liz Claiborne Accessories-Sales, Inc.                        Delaware
  Liz Claiborne B.V.                                           Netherlands
  Liz Claiborne (Canada) Limited                               Canada
  Liz Claiborne Columbia, Ltda.                                Columbia
  Liz Claiborne Cosmetics, Inc.                                Delaware
  Liz Claiborne De El Salvador, S.A., de C.V.                  El Salvador
  Liz Claiborne de Mexico, S.A. de C.V.                        Mexico
  Liz Claiborne do Brasil Industria E Comercio Ltda.           Brazil
  Liz Claiborne Europe                                         U.K.
  Liz Claiborne Export, Inc.                                   Delaware
  Liz Claiborne Foreign Holdings, Inc.                         Delaware
  Liz Claiborne Foreign Sales Corporation                      US Virgin Islands
  Liz Claiborne GmbH                                           Germany
  Liz Claiborne International Limited                          Hong Kong
  Liz Claiborne (Israel) Ltd.                                  Israel
  Liz Claiborne Japan, Inc.                                    Delaware
  Liz Claiborne (Malaysia) SDN.BHD                             Malaysia
  Liz Claiborne Operations (Israel) 1993 Limited               Israel
  Liz Claiborne Puerto Rico, Inc.                              Delaware
  Liz Claiborne Sales, Inc.                                    Delaware
  Liz Claiborne, S.A.                                          Costa Rica
  Liz Claiborne Shoes, Inc.                                    Delaware
  Liz Claiborne-Texas, Inc.                                    Delaware
  Lucky Brand Dungarees, Inc.                                  Delaware
  Lucky Brand Dungarees Stores, Inc.                           Delaware
  Mexx Canada, Inc.                                            Canada
  Mexx International Holdings B.V.                             Netherlands
  Monet International, Inc.                                    Delaware
  Monet Puerto Rico, Inc.                                      Delaware
  Segrets, Inc.                                                Delaware
  Segrets Stores, Inc.                                         Delaware
  Textiles Liz Claiborne Guatemala, S.A.                       Guatemala